UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

First Business Financial Services, Inc.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin	53719
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 238-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 16, 2011, we held our Annual Meeting of Shareholders to (1) elect three Class I directors to hold office until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified and (2) ratify the selection of KPMG LLP as our independent auditor for fiscal year 2011.
At the close of business on the record date, March 16, 2011, an aggregate of 2,597,538 shares of Common Stock were issued and outstanding.
At the May 16, 2011 Annual Meeting the Company’s shareholders voted on the following:
(1) Election of the below-named nominees to the Board of Directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Leland C. Bruce	1,430,469	23,697	543,135
Jerome J. Smith	1,437,352	16,814	543,135
Barbara H. Stephens	1,424,038	30,128	543,135
Nominees were elected with an average of 98% of shares voted cast in favor.
There were 543,135 broker non-votes for director nominees. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to the foregoing votes, the three nominees listed above were elected to serve on the Company’s Board of Directors.
(2)	Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
1,983,650	3,673	9,978	—
This matter was approved by shareholders with 99% of shares voted cast in favor of the proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2011	FIRST BUSINESS FINANCIAL SERVICES, INC.

By: /s/ Barbara M. Conley
Barbara M. Conley
Senior Vice President and General Counsel